UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 11, 2019 (January 7, 2019)

Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On January 7, 2019, Celanese US Holdings LLC (“Celanese US”), Celanese Europe B.V. and Elwood C.V. (collectively, the “Borrowers”), each a wholly owned subsidiary of Celanese Corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the Borrowers, certain subsidiaries of Celanese US from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and other Swing Line Lenders and L/C Issuers party thereto. The Credit Agreement is guaranteed by the Company, Celanese US and certain subsidiaries of Celanese US.

The Credit Agreement provides for a five-year $1.25 billion revolving credit facility, including a $200 million letter of credit sublimit (the “Revolving Facility”). The proceeds from $110 million of borrowings under the Revolving Facility were used to repay the Company's existing revolving credit facility.

Amounts outstanding under the Credit Agreement accrue interest at a rate equal to either LIBOR plus a margin of 1.125% to
2.00% per annum or the base rate plus a margin of 0.125% to 1.00%, in each case, based on the Company’s senior unsecured debt rating. Undrawn amounts under the Credit Agreement are subject to a commitment fee of 0.10% to 0.35%.

The Credit Agreement contains certain covenants, which, among other things, require the maintenance of a consolidated leverage ratio, restrict certain merger transactions or the sale of all or substantially all of the assets of the Company or a significant subsidiary of the Company and limit the amount of liens and subsidiary indebtedness. Upon the occurrence of certain events of default, the Company’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults under the Credit Agreement, covenant defaults and other customary defaults.

The financial institutions party to the Credit Agreement have performed and may continue to perform commercial banking and financial services for the Company for which they have received and will continue to receive customary fees.

The foregoing description does not constitute a complete summary of the terms of the Credit Agreement and is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number
Description

10.1
Credit Agreement, dated as of January 7, 2019, by and among Celanese Corporation, Celanese US Holdings LLC, Celanese Europe B.V., Elwood C.V., certain subsidiaries of Celanese US Holdings LLC from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and other Swing Line Lenders and L/C Issuers party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	January 11, 2019